Exhibit 99.1

Highcom Global makes Board and Management changes

Columbus, Ohio., January 7, 2019 (GLOBE NEWSWIRE) – HighCom Global Security, Inc. (traded in the OTCQB under the symbol “HCGS”) ended the year with strong Q4 results and expects to announce revenue growth of approximately 20% year-over-year. The Company is optimistic that growth will continue through 2019. The Company is starting the year with a healthier sales pipeline than at the same time last year, while the key factors that spurred recent success show no signs of attrition.

HighCom Global is excited to welcome Daniel Colson, a veteran corporate executive and financier, as the Chairman of the Board of Directors and CEO. Mr. Colson will replace Francis Michaud, who is stepping down as interim CEO, having steered the company through a successful corporate restructuring in 2018. Mr. Michaud will be transitioning into the role of Vice Chairman of the Board of Directors.

Mr. Andrew Blott will be retiring from the Board of Directors but will continue on in an informal advisory role. Mr. Curt Cronin continues as an independent director, enriching the Board with his experience as a team builder, business leader, and U.S Navy veteran.

Mr. Colson is joined on the Board by newly appointed directors James Black, Timothy Foley, and Michael Bundy. Mr. Black, VP of Finance and Shareholder Relations at HighCom Global, is a dedicated business professional, specializing in corporate finance, and will serve on the Company’s Audit Committee. Mr. Foley, a successful entrepreneur and investor, will join the Board as an independent director. Mr. Bundy is the CEO of the Company’s armor subsidiarity and brings an invaluable and unparalleled breadth of knowledge of the personal protection equipment industry to the Board.

The Company is actively exploring opportunities for continued acquisition growth in 2019, while driving organic growth at its current subsidiaries. Management remains dedicated to creating shareholder value while staying focused on our core mission of saving the lives of the heroes who use our products every day while they serve and protect.

About HighCom Global Security, Inc.

HighCom Global is a leading provider of equipment and services for the security and defense industries. We acquire, manage and build industry-leading businesses that provide specialized, mission-critical solutions that address the needs of our customers. The HighCom Armor division provides high performance and cost-efficient body armor, personal protective equipment, and related accessories, while the BlastGard division has patented BlastWrap® technology that effectively mitigates the blast effects of explosions and suppresses post-blast fires.

Forward-Looking Statement

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21Eof the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate,” or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding anticipated operating results in 2019. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: our limited operating history, limited cash and prior history of losses; our ability to obtain adequate financing to fund our business operations in the future and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K and subsequently file Quarterly Reports on Form 10-Q. The forward-looking statements made in this release speak only as of the date of this release, and Highcom Global assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

For more information, visit www.HighComGlobal.com

Company Contact:

James Black, VP, Finance and Shareholder Relations

2901 East 4th Ave., Unit J, Columbus, OH 43219

www.highcomglobal.com

614-500-3065

jblack@highcomglobal.com